UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 25, 2018

First Capital Real Estate Trust Incorporated

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

333-178651	45-3770595
(Commission File Number)	(IRS Employer Identification No.)

410 Park Avenue 14th Floor New York, NY 10022
(Address, including zip code, of Principal Executive Offices)
(917) 475-9646
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Purchase and Sale Agreement

On May 25, 2018 (the “Effective Date”), First Capital Real Estate Trust Incorporated (the “Company”), through First Capital Real Estate Operating Partnership, L.P., its operating partnership (the “OP”), entered into a purchase and sale agreement (the “Agreement”) with Six Props LLC, a Texas limited liability company (the “Seller”). Pursuant to the Agreement, the OP agreed to acquire from the Seller four hotels containing an aggregate of 268 guestrooms (the “Hotels”). Other than as described in this Current Report on Form 8-K, there are no material relationships between the Company and the Operating Partnership on the one hand and the Sellers, on the other hand.

The contract purchase price of the Hotels is $27.7 million, payable as follows: (i) $500,000 in cash or units of limited partnership interests in the OP (“OP Units”) within three business days of the execution of the Agreement, (ii) $500,000 in cash or OP Units within two business days of the expiration of the due diligence period, and (iii) the balance of the purchase price less the amount of debt assumed by the OP, in OP Units at the closing. Within 90 days of the closing, the Company will exchange such number of the Seller’s OP Units equal to $5.0 million for a like number of shares of its common stock (“Common Stock”); otherwise the OP will repurchase from the Seller $5.0 million worth of OP Units for cash. The Company will exchange the balance of the Seller’s OP Units for Common Stock or shares of other publicly traded companies held by the Company by December 31, 2018. Any OP Units that are not so exchanged must be repurchased by the OP for cash by January 30, 2019.

The following table lists information about the Hotels.

Hotel	Location	Number of Rooms
La Quinta Inn	Weatherford, Oklahoma	63
La Quinta Inn	Colorado City, Texas	59
Studio 6	Sweetwater, Texas	64
Holiday Inn Express	Stephenville, Texas	82

Pursuant to the terms of the Agreement, the OP’s obligation to close upon the acquisitions is subject to the satisfactory completion of a due diligence review of the Hotels, in addition to other customary conditions to closing. There can be no assurance that a transaction will be consummated. The Agreement contains customary representations and warranties by the Sellers.

The foregoing description of the Agreement is a summary only and is qualified in its entirety by reference to the complete text of the Agreement and the exhibits thereto, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

The OP intends to enter into ground leases with a third-party lessee which will operate and manage the Hotels.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
10.1	Purchase and Sale Agreement, effective as of May 18, 2018, by and between First Capital Real Estate Operating Partnership, L.P. and Six Props LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CAPITAL REAL ESTATE TRUST INCORPORATED

Date: June 1, 2018	By:	/s/ Suneet Singal
		Name:	Suneet Singal
		Title:	Chief Executive Officer, Chairman of the Board of Directors, Treasurer and Secretary

EXHIBIT INDEX

Exhibit	Description

10.1	Purchase and Sale Agreement, effective as of May 18, 2018, by and between First Capital Real Estate Operating Partnership, L.P. and Six Props LLC.

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